CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

EXHIBIT 99.3

Katie Reinsmidt:
Good morning and thank you for participating in CBL’s business outlook and portfolio review conference call and presentation. Joining me today is Stephen Lebovitz, president and CEO and Farzana Mitchell, CFO. Today’s comments from management will be accompanied by a slide presentation. If you have not already done so, please access the presentation through the conference call link on the Investing Homepage of our website at cblproperties.com. Following today’s call, a copy of the slides and management’s remarks will be furnished to the SEC and available on our website along with a replay of the call.
I’ll begin by reading our Safe Harbor disclosure and then will turn the call over to Stephen for his remarks.
Slide 2:
The information included herein contains "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included or incorporated by reference in this presentation that address ongoing or projected activities, events or trends that the Company expects, believes, anticipates or assumes will or may occur in the future, including such matters as future operating results, capital expenditures, development or redevelopment projects, distributions, financings or refinancings, acquisitions or dispositions (including the timing, amount and nature thereof), tenant leasing, performance and results of operations, trends of the real estate industry or markets generally, and Company business strategies and other matters of such nature are forward-looking statements. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that future events and actual events, financial and otherwise, may differ materially from the events and results discussed in forward-looking statements. The Company has no obligation, and makes no undertaking, to publicly update or revise any forward-looking statements.  We direct you to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's most recent earnings release and supplemental financial and operating financial information filed on Form 8-K and the Company's Annual Report on Form 10K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.
Stephen Lebovitz:
Slide 3:
Good morning and thank you for joining us today for this special call to provide an update on CBL’s portfolio and corporate strategy. Our goal in having this call is to increase transparency and improve investor communications in general. As such, we will be providing enhanced visibility into our business model and portfolio, as well as outlining both our longer-term vision and near-term tactical objectives to improve our performance and create shareholder value. Farzana will then provide a financial and balance sheet overview before we open the call up for questions. As we begin, I’d like to share with you the key

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

message we hope you’ll take-away from this call. We, as a management team and as an organization, are fully committed to executing a strategic plan that transforms the CBL portfolio to a higher level of sustainable growth.
Slide 5:
Many of you are familiar with CBL and our history but for those who may not be, we have included summary information on our company and portfolio. We are very proud of the legacy and reputation that CBL has created in the retail real estate industry during our 35 years in the business.
Slide 6:
We have developed and acquired a significant portfolio of retail properties primarily in the southeast, Southwest, Midwest and mid-Atlantic regions of the country during this time and see continued growth opportunities through both our existing properties and new opportunities going forward.
Slide 7:
Our strategy is to own dominant malls and retail properties in dynamic markets and we are confident in both the viability and future potential of this strategy. We have a long history of success and a strong reputation as the leading operator of these types of assets. Based on a recently completed competitive analysis, 90% of our mall NOI is derived from market dominant or “only game in town” malls, which on average, are 26 miles from their nearest major competitor. With the increasing influence of the internet, retailers are integrating their in-store and online shopping strategies through major omni-channel investments. They recognize that having a bricks and mortar presence is critical to brand awareness and distribution and will continue to maintain and, in many cases, grow their presence in our malls to support this strategy. Our malls serve as more than a shopping center - they are major employers and tax payers and hubs for community activities and socializing. The primary retailers and uses have evolved over the years and this will continue as we add more entertainment, dining and experiential elements. Our malls enjoy prime access and visibility, well established infrastructure improvements and opportunities for future value enhancement through continued densification. We strongly believe in our strategy and its prospects.
Slide 9:
Our approach to driving shareholder value over the long-term is three-pronged. As we have communicated, we are in the early innings of a transformation to a higher growth portfolio and I will outline details of this plan in a few moments. From an operational perspective, we are focused on leasing initiatives and upgrading retailers at our properties. As an example, Athleta, Brighton and Cheesecake Factory are new entrants to our portfolio. Additionally, since 2013, we have added or will soon be adding eight H&M locations, which are replacing retailers such as Abercrombie, CJ Banks, FYE, Icing and Payless Shoes. We are maintaining tight expense controls and finding new ways to create efficiencies in our operations. Finally, the strength and flexibility of our balance sheet and overall financials is an ongoing priority and we will build on the progress we have made in the past 18 months.
Slide 10:
We are executing against our strategy and 2013 marked the beginning of our concerted effort to aggressively upgrade our portfolio. We began laying the groundwork for success in the years to come by

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

divesting $220 million of lower growth assets and redeploying more than $200 million into higher growth properties. We also paid off the Westfield preferred and achieved an investment grade rating well ahead of schedule. Taking a step back from near-term results and looking over the longer-term, our trends are encouraging. This year we are laser focused on ensuring we achieve our 2014 same-center NOI growth guidance of 1-2%, while at the same time positioning our company for even stronger growth going forward.
Slide 11:
This slide outlines our future vision for CBL. Our path to achieving higher growth is founded on upgrading the overall quality of our portfolio. Last quarter, we segmented our malls into three tiers based solely on sales per square foot: Tier One comprises malls over $375 psf, Tier Two is $300-375 psf and Tier Three is below $300 psf. In the coming years, our goal is to generate more than 90% of our mall NOI from upper Tier properties. This will allow us to achieve higher occupancy, leasing spreads, sales per square foot and ultimately greater NOI growth from our properties. Our goal is to move from the 1-2% range of same-center NOI growth that we are projecting for this year to a sustainable range of 2-4%.
Slide 12:
Based on 2013 results, you can see how the portfolio metrics for our Tier 1 and Tier 2 malls were significantly stronger. While the Tier 2 results lagged Tier 1, much of this is due to our tenant upgrade strategy which produced a short-term drag on NOI growth at several of these centers. This included the more than 600,000 square feet of big box and junior anchor stores opened in 2013 and we have an additional 420,000 square feet on tap to open in 2014. Looking forward, we are projecting a stronger growth rate from our Tier 2 assets as the benefits of our re-tenanting strategy take effect. While most of our Tier 3 malls are stable properties with a solid future in their respective markets, their growth profile is more appropriate for a privately owned portfolio with a focus on yields and cash-on-cash returns.
Slide 13:
In identifying our target disposition portfolio, we analyzed projected growth rates, near-term opportunities and challenges, as well as changes to the landscape and competitive profile of these markets. Our review resulted in 21 malls and their related associated centers that we are currently targeting for disposition. This portfolio represents roughly 15% of our total NOI with an estimated value between $1 and $1.25 billion. Our portfolio is dynamic and we will continue to revisit our disposition list to reflect changing market conditions. In addition, we have five malls that we are currently or will be in discussions with the lender about a restructure or foreclosure. In total, these steps will also reduce our debt by roughly $950 million. While there will be short-term dilution from the asset sales, we are confident that we will be able to reinvest in attractive higher-growth investments creating a better long-term earnings growth profile.
Slide 14:
As I stated, through this disposition process and our operational initiatives, our goal is to increase the percentage of NOI generated from our top Tier higher-growth assets. On a pro forma basis, disposing of the 26 identified properties will result in nearly 90% of our total mall NOI generated from Tier 1 and Tier 2 assets, up from 78% in 2013. This results in NOI from Tier 3 and non-core assets being reduced by approximately half. The majority of the properties that we have identified for sale are Tier 3 or non-core. There are some Tier 2 assets that fit our sale or restructure criteria due to their specific market conditions

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

and growth profile. Conversely, certain Tier 3 assets are on a positive trajectory to move into Tier 2, and therefore are not included in our disposition plans.
Slide 15:
The pro forma impact of this portfolio transformation is significant. Assuming the sales of these targeted assets, our key metrics will improve across the board. Pro forma same-center NOI will be 80 basis points higher; occupancy increases by 90 basis points; sales per square foot by $19 or over 5% and lease spreads improve by 250 basis points. Including the benefits from new growth created through redevelopments, expansions and our leasing initiatives, we anticipate an even more dramatic change in many of these metrics as we make progress on our plan.
Slide 16:
We are committed to executing an aggressive and transformative disposition program. To achieve our goals, we have outlined the realistic and achievable approaches we are primarily utilizing. We will continue our efforts to sell malls to various potential buyers through traditional and non-traditional channels including marketing through brokers and privately marketing directly to buyers where we have established relationships. We are open to both smaller and larger scale portfolio transactions depending on the level of interest.
We are happy to announce that yesterday we executed a contract on Lakeshore Mall. Subject to due diligence, we would anticipate closing on that transaction in May. We currently have three additional malls in the market that are listed through brokers and are having off market discussions on an additional seven malls. We have received promising interest for the three malls listed earlier this year but are still in the bidding phase.
In addition, we are exploring more creative and immediate strategies to accomplish these dispositions. These strategies carry higher execution risk and significant complexity which must be taken into consideration.
Our primary goal is to execute these dispositions as quickly as feasibly possible. We would like to make significant progress on this initiative over the next 24 to 36 months. It is at the top of our list of corporate priorities.
Slide 17:
As we’ve stated previously, our first choice for allocating the capital generated is into redevelopments and expansions. The strong retail demand for locations in our malls from box retailers, entertainment-oriented uses and restaurants fuels a consistent pipeline of attractive opportunities. Redeveloping underutilized locations is an excellent source of additional capacity to accommodate this demand.
Slide 18:
Our existing inventory of JC Penney and Sears stores represents both an exposure but, from our point of view, an even greater opportunity. While JCPenney has renewed all remaining 2014 lease maturities, we are realistic and expect that at some point there will be more closures in our portfolio. However, we believe that the pace will be measured. We are taking proactive steps, including approaching potential users, and are encouraged by this process. We continue to analyze our exposure to assess our risk of future store closures. Our focus is to be well-positioned ahead of any future announcements by

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

identifying redevelopment plans for those boxes we view as most at risk over the next several years. JC Penney and Sears occupy prime locations in our malls and the redevelopment potential of these boxes allows us to increase their productivity and bring new uses.
Slide 19:
We have significant experience creating value in our existing centers through expanding and redeveloping anchor locations. This slide highlights several recently completed projects and new starts. These projects demonstrate our ability to achieve healthy incremental rents across the portfolio consistently generating unleveraged returns on a stand-alone basis in the 7-10% range. It’s important to note that the ancillary benefit in traffic and sales that the entire mall receives from these types of projects is significant and is not captured in these returns. The largest current projects underway are the two Sears buildings we are redeveloping. These are both great illustrations of the inherent opportunities we have within our existing portfolio.
Slide 20:
A great example is at Fayette Mall where Cheesecake Factory and H&M will be keystone tenants in the redevelopment of the former Sears. Both of these brands are highly desired by our shoppers in Lexington. In total, we will be bringing 115,000 square feet of retailers to this mall, most of which are new to the market. Fayette Mall has existing sales of $565 per square foot - the highest in our portfolio. With an initial standalone unleveraged return of approximately 7% fully loaded with various fees, this investment is accretive to the value of the property. The Sears redevelopment at CoolSprings Galleria in Nashville is similar in terms of the dramatic impact it will have on that property.
Slide 21:
Excess proceeds from the dispositions will also provide CBL with equity to invest in higher-growth new developments of market dominant outlets and large retail centers at very attractive initial returns. Our joint venture with Horizon Group Properties has generated a successful pipeline of outlet center developments. In 2013, we opened The Outlet Shoppes at Atlanta 97% leased to a nearly 12% initial unleveraged return. This year, we’ll follow that up with the opening of our outlet center in Louisville. The project is already 96% leased and is expected to open to an initial return above 10%. We’ve supplemented this growth with additional retail properties such as Fremaux Town Center in Slidell, LA. The two phases of this project will result in an initial pro forma unleveraged return of nearly 9%.
Finally, while we do not expect to be net acquirers, our expertise in owning and managing market dominant retail properties has generated a number of inquiries from potential JV acquisition partners. This positions us well to take advantage of select future opportunities.
We have a robust opportunity both within our existing portfolio as well as externally to drive proceeds from the disposition of lower-growth assets back into our core competencies of redevelopment, new development and selective acquisitions. The results will minimize dilution and create a portfolio that is positioned for growth.
With that, I will now turn the call over to Farzana to provide more information on key drivers of our NOI as well as our credit metrics going forward.

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

Farzana Mitchell:
Cover Slide:
Thank you Stephen and good morning everyone. As you have heard, the CBL team is intently focused on creating shareholder value through a number of strategic goals that will result in long-term gains in same-center and overall NOI growth. Throughout this presentation we have outlined goals and targets that we believe are realistic and achievable. We will continue to be proactive in communicating factors that influence our projections as well as progress on these initiatives.
Slide 23:
I would like to take a few minutes to provide you clarity into the components influencing 2014 same center NOI growth forecast, which is projected to be 1-2%.
Our starting base of same-center NOI is approximately $700 million for 2014. A list of the malls that are included or excluded from the same-center pool in 2014 is provided in the appendix to this presentation.
Same-center NOI growth of 1-2% equates to an incremental increase of approximately $7 to $14 million.

1.
Our existing retail base is expected to contribute $11.5 - $12.5 million from contractual rent bumps and projected renewal spreads. As renewal leases make up 70 to 75% of our normal leasing activity each year, we are pursuing improvements to the low single digit spreads we have achieved for the past two years to accelerate our internal growth.

2.
We have been discussing our focus on upgrading the quality of tenants at our properties as well as the near-term income dislocation created through downtime and store closures. The net impact of revenue from new leases offset by store closure and downtime is projected to be $8 to 10 million.

3.	We are projecting the contribution from percentage rents, specialty/branding and other Revenue to range from a negative $1.5 million to a positive $0.5 million.

4.	Lastly, operating expenses are expected to increase in the range of $9 to $11 million as a result of items such as higher real estate taxes, bad debt expense and snow removal.

So I hope this provides you with a clear understanding of the 1 - 2% NOI growth included in our projections.
Slide 24:
Now, I would like to turn your attention to our financial profile. During our third quarter 2012 conference call we articulated several new strategic goals to create a balance sheet that would withstand the test of times and provide the financial flexibility to propel the company to a higher growth profile. Just one year later, we delivered on that goal, receiving two investment grade ratings and completing our inaugural bond offering. We are now attentive to further improving our credit metrics and building a high-quality unencumbered asset pool. This will continue to reduce our cost of capital and provide us with more opportunities to access the capital markets at the best possible time.
Our goal is to reduce leverage to less than 50%; correspondingly lower our Debt/EBITDA multiple to less than 7x; and improve our fixed charge coverage ratio to greater than 2.7x.

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

We have already made significant progress by reducing absolute debt levels over $1.0 billion since 2008 with corresponding improvements in our leverage ratios. While we will not spend time covering them in detail today, we have provided additional charts outlining our laddered maturity schedule and improvements in our key financial metrics in the appendix.
As Stephen articulated, we are committed to building on the dispositions completed in 2013 and aggressively divesting our lower productivity assets. We expect to use the proceeds to invest in NAV-accretive redevelopments and expansions to our existing portfolio as well as new development, select acquisitions and debt repayment. Additionally, we will consider opportunistically repurchasing shares should we complete a significant disposition transaction.
Slide 25:
Illustrated here is the pro forma impact to our credit and bond covenant metrics of the dispositions outlined earlier. For this analysis, we have assumed that as the assets are sold, we will use credit line availability to pay off the 2014 to 2016 maturing debt secured by wholly owned assets.
The pro forma financials indicate that our credit and bond metrics are markedly strengthened through the disposition process progressing CBL towards our goal of achieving higher ratings.
Slide 26:
We are committed to growing the size and quality of our unencumbered asset pool, and will continue to retire debt on our wholly owned assets at the earliest prepayment date. Through 2018, our mortgage maturities provide the opportunity to retire nearly $1.6 billion of secured debt with a gross book value totaling $2.8 billion. The Weighted Average Sales per square foot of the unencumbered pool is expected to increase significantly from a current base of $306 to approximately $340 per square foot in 2018 while unencumbered NOI will be nearing 60% in that same timeframe. While this analysis does not assume any dispositions, with sales, our metrics will be further strengthened.
Slide 27:
Another new item that we are providing today is a summary of projected sources and uses that illustrate utilization of free cash flow back into our company through the development and redevelopment pipeline and tenant allowances. Our capital plan is not reliant on raising equity from the sale of stock or proceeds from dispositions. The key point to note from this chart is that we are able to fund this growth of approximately $280 million primarily through internal sources, adding negligible new debt of just $5.0 million. These investments will result in NOI and NAV expansion and will help fuel future growth.
Slide 28:
In closing, our goal is to accelerate and drive growth through smart repositioning strategies and to use our retained capital optimally. We will build on the success we have achieved on our balance sheet and will work to further strengthen it over time. I’ll now turn the call over to Stephen for concluding remarks.

CBL & Associates Properties, Inc.
Business Update and Portfolio Review
April 11, 2014

Stephen Lebovitz:
Slide 29:
Thank you, Farzana. We have covered a lot of ground in a short period of time on today's call as well as provided important new information.  We are excited about being able to communicate this plan. The key takeaway from today’s call is what we started with: we are fully committed to the transformation of CBL into a stronger, higher growth company with an even brighter future.  We are confident that this will generate higher value for our stakeholders over both the near and long term.  As I said earlier, we will remain transparent and communicate our progress as we execute this plan as quickly as possible.  We appreciate your support and are now happy to answer any questions.